UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2021

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On May 28, 2021, at 9:00 AM Mountain Time, Surna Inc. (“Company”) called the annual meeting to order, there being a quorum of 52.7% of the shareholders eligible to vote at the annual meeting. The voting was reviewed, and it was determined that there were not a sufficient number of votes in favor of several proposals requiring approval by a majority of the issued and outstanding shares eligible to vote on the matters at the meeting. Although the votes received were generally in favor of the proposals but not sufficient in number to provide approval, the Company adjourned the annual meeting so as to be able to continue to solicit votes on these proposals. The proposal to adjourn the meeting was approved by 95.6%, representing a majority of the votes cast at the annual meeting in person or by proxy.

The new date of the adjourned annual meeting will be July 22, 2021, 9:00 AM Mountain Time. The record date remains the same, at April 1, 2021.

The Company will continue to seek approval of the following proposals discussed in the proxy statement dated April 7, 2021: (i) the increase in the authorized number of shares, (ii) the reverse split of the shares of common stock, (iii) the changes to the preferred stock so as to be able to cause the outstanding Series A Preferred Stock to be converted to common shares, and (iv) the adjustments to the certificate of incorporation. Shareholders are encouraged to refer to the proxy statement for a full discussion of the proposals that have been presented to the shareholders for their consideration.

The Company’s board continues to recommend a vote in favor of the proposals presented in the proxy statement for the reasons described in the proxy statement, including the need to have sufficient authorized common stock in order to permit the future issuance of common stock to support the growth and expansion of the Company’s business, including future acquisitions, and the need to have authority to adjust the capitalization to eliminate the preferred stock and effect a reverse split so as to be able to seek listing on Nasdaq, among other things.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	SURNA INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer